Ex-99.906.CERT

Fiera Capital Series Trust

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Quigley, Principal Executive Officer of the Fiera Capital Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	06-07-2021

By	/s/ Michael Quigley
Title	Michael Quigley, Principal Executive Officer

I, Dominic Grimard, Principal Financial Officer of the Fiera Capital Series Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	06-07-2021

By	/s/ Dominic Grimard
Title	Dominic Grimard, Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Fiera Capital Series Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.